UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 23, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 2 and Sections 4 through 9 are not applicable and are therefore omitted.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 23, 2012, Urologix, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Listing Rule 5550(a)(2) requiring a minimum bid price of $1.00 per share.

Under the Listing Rules, the Company has 180 days, or until January 22, 2013, to regain compliance with the minimum bid price requirement for continued listing. In order to achieve compliance with the bid price requirement, the Company’s common stock must maintain a closing $1.00 bid price for a minimum of 10 consecutive business days during the compliance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date: July 24, 2012